Financial Community Meeting - August 4, 1999
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Generally
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     -    We believe the internet will be a transforming event in our lifetimes. It is causing a profound shift in the way people communicate, the way companies conduct business and the very businesses those companies engage in. The internet represents a new playing field with a different set of rules.
     - Some estimates project that $6.3 billion of U.S. travel sales will be booked online in 1999; while still only a small percentage of the total travel market, sales have doubled in each of the last few years, and are expected to reach $25 billion within the next 2 to 3 years. There are currently 11 million internet brokerage accounts representing approximately 30% of all retail trading. 18% of our merchants have websites of their own and we expect that number to reach 50% within the next 3 years.
     - We have begun steps to capitalize on the new business environment, and have plans in place that are even more far-reaching.
     - We believe making this transition to an internet environment will be critical for the long-term success of American Express Company and the American Express brand name.


American Express Capabilities and Investments
---------------------------------------------
     - We have made significant internet-related investments - both internal and external -- and expect our investments to continue.
     - Our annual spending on internal internet investments, such as employees and contractors that develop website infrastructure and technology to support those applications, as well as marketing, has reached over $250 million.
     - We have made external minority equity investments in emerging internet companies -- approximately $71 million in 14 companies to date - with positions ranging from 5-20% -- for a reasonable investment return but primarily to create a strategic benefit for our own internet plans and capabilities.
     - We have broad strategic relationships with our investment partners, ranging from marketing and supplier agreements, creating exclusive offers to customers and targeting investment dollars for marketing purposes.
     - We have also invested externally in license fees for the right to use internet applications, or partnership arrangements to participate on another's website. For example, we have a licensing agreement with Microsoft for the AXI online corporate travel application. Our most significant sponsorship arrangement is with Netscape's Small Business Channel where we signed on to be the premier sponsor of the Business Finance area of Netcenter's Small Business Channel. American Express Financial Advisors has also become one of five sponsors of Microsoft's
          Money Central webpage in MSN network, allowing us to promote up to 5 links to our internet content such as 401(k) programs and retirement planning.


American Express Approach to Internet Development
-------------------------------------------------
     - In the past, our approach to the internet has consisted of one-off activities, implemented by individual business units; although not developed with an overarching Company strategy, they provided education, skills and a number of online successes, and a foundation upon which to build our internet strategy.
     -    Initial successes included ExpressNet, which currently has almost
          1.2 million registered users, with enrollees growing by an average of 50,000 per month this year. AXI Travel, which is being rolled out to almost 350 companies and has enrolled over 360,000 corporate travelers; and our Small Business Exchange, a content site for small businesses.
     - However, going forward, we realized we needed a more coordinated approach under a single strategy and made several decisions in this regard.
     - We decided we would use a common architecture for our internet activities.

     - We decided we would develop internet utilities - for more efficient use of our investment dollars.
     -    We decided we would make time to market a priority.
     - We decided our internet efforts would be coordinated by a single group at the Company responsible for overseeing our strategy, execution and prioritization.
     - We decided we would use the "my American Express" capability on our website as the foundation for our internet content, providing an internet destination for customers when they need payment, T&E or financial services and products. The tools will be varied, from transactional to informational, some with and without fees, and developed internally, purchased or developed with partners.


American Express Internet Objectives
------------------------------------
     -    Be a leader in on-line payments.
     -    Use the internet to improve our operating structure.
     - Provide appropriate online services to customers across all our businesses and products.
     - Have our website be the preferred destination for travel, lifestyle and financial services.

Leader in On-line Payments
--------------------------
     - We will seek to be a leader in online payments, focussing on merchant acceptance and providing security to customers. We want our customers to be able to use their American Express Cards as their payment vehicle for all their online transactions.
     - We believe we have 92% spend coverage on the internet's top 300 sites, which represent almost 70% of the sales transacted on the internet - and we have implemented an aggressive acquisition effort to acquire more.
     - We were cited in a Brittain Associates survey as the second most used card on the internet.
     - We have launched and promoted an online security guaranty. While this policy is not unique to us, it provides consumers assurances that they will not be held responsible for any unauthorized charges when using the American Express Card to purchase online. Early results are promising. Spending numbers indicate our customers are more likely to buy online at those merchant sites displaying the "Fraud Protection Guarantee" on their order page.
     - We are developing a digital wallet capability to address consumer concerns about security and convenience. The product is expected to be launched in the near future, and we believe has the power to transform our customers online shopping experience. This product contains credit card and critical personal information; it will fill out on-line forms and supply a consumer password for sites requiring user ID. It makes it easier to shop online and allows merchants to reduce the abandon rate at check-out.
     - Compared to digital wallet, we believe smart cards offer a better solution to online transaction concerns, and will find their way into the market as an internet security tool. We have developed plans to capitalize on this technology.
     - The American Express Customer Privacy Principles are fully applied to our internet businesses.

Improve Operating Structure
---------------------------
     - We believe there is potential to use the internet to improve our operating structure--both cost and revenue structures.
     - This might be done through elimination or significant reduction of costs such as those related to remittances, customer statements, airline tickets and telephone service calls, and creating revenue opportunities through reaching new customers and doing so more efficiently, and cross-selling products to existing customers.
     - For example, Corporate Services is using an interactive technology to develop an online sales proposal system where prospective clients can come to our Website and design their own expense management programs--including corporate card, purchasing card or business travel services.
     - We are also developing American Express @ Work, a business-to-business desktop portal which will be a single source for all applications, content and online services that program administrators and employees in corporations need to perform their daily tasks related to Travel and Entertainment and purchasing. Four clients are now testing the service, although many areas are still being developed. We will continue to test American Express @ Work for the next several months in preparation for the first commercial release in the fourth quarter.

Provide Online Services to Customers Across All Our Businesses and Products
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     -    We already provide online services to many of our cardmembers and
          AEFA clients, and believe our customer base desiring online service will continue to grow.
     - In the month of May we had almost 3.5 million visits to our Website, a number that has grown by 10% per month so far this year and which has outpaced even the growth for overall web traffic.
     - Our 1.2 million ExpressNet customers have a number of servicing options:
          - 650,000 have checked their bills at least once in the last 6 months
          - Almost 300,000 card payments have been processed on line this year
          - 400,000 enrollees have checked the balances of their Membership Rewards points
          - Over 150,000 people have looked into cardmember offers or looked up their cardmember benefits

     - Almost 30,000 prospects per month have applied for our card products using an interactive Question and Answer model that helps them select the card product most appropriate to their needs. While the card application does not currently provide for real time approval, this is a capability we expect to have available later on in the year.
     - AEFA customers have also used online services, with over 600,000 visits to review 401(k) account transactions; online services are also used by AEFA customers for financial planning tools, and information on investment performance.
     - In travel, consumers can book travel transactions, check the weather, get point to point travel directions and get 360 degree video views of hotels and cruise ships on the American Express website.
     - Merchants can also get up-to-date information on their submissions and payments. Total Merchant Services website page requests have increased by over 50% since the site launched in February. Small businesses can apply for financing, access
          Company card information and make international payments among other services; 360,000 business travelers are registered to book their corporate travel reservations using AXI Travel; corporate program managers can perform online maintenance of their corporate card and purchasing card programs.
     - We intend to increase the functionality of our site with appropriate servicing capabilities.

American Express as Preferred Destination
-----------------------------------------
     - Another goal is for americanexpress.com to be the preferred destination for those customers and prospects looking for content, products and services in our traditional business areas
          - travel, lifestyle and financial services.
     - We are developing the "My American Express" functionality on our website as the foundation for our internet offerings. It now allows customers to create and customize their own online interaction with American Express based on their needs and interests as a personal consumer, merchant, small business or corporate travel manager.
     - Currently, users can access, among other services, online offers, American Express bill checking, Gold Card Events, membership rewards balances, merchant activity, small business information resources, online trading, financial planning tools and stock quotes, online travel booking, mapping and driving directions and locations of ATM's in various places.
     - As our ultimate goal, or point of arrival, we expect to provide six areas of content offerings - payments, travel and entertainment, financial services, small business services, business to business and merchant services--which the customer can choose from in creating their own American Express website.
          The content will be varied, from transactional, informational, internally developed, externally licensed or cobranded.
     - The offerings will be supported by a single technology infrastructure.
     -    Since mid-April, 74,000 customers have set up their own My
          American Express sites. As we expand our marketing and promotion of this functionality, which we plan to do, we expect the number of users taking advantage of this capability to increase substantially. We also expect to have new releases for "My
          American Express" on an ongoing basis, which will provide more robust capabilities. Typically, we will start with a basic capability, and then follow with added functionality.
     - In areas important to our business strategy and to our name, such as providing financial advice, we intend to develop identifiable advantages relative to our competition.
     - By adding new features to our Website, we expect to increase the time people spend at americanexpress.com. We also want to increase their return rate to the site.
     - We also recently entered online retail banking with Membership Banking. We believe Membership Banking takes a unique position in the traditional and direct banking industry by providing superior value through a highly attractive offer for customers ready to take advantage of the internet, providing enhanced convenience through multi-channel access to our service 7 days a week, 24 hours a day, and builds on our heritage of quality customer service. We view the capability we launched on July 22 as Version
          1.0. We are planning to constantly evolve and further develop the offer "on Internet time."
     - Through American Express Online Extras, we are also delivering paperless offers to our Cardmembers that they can automatically redeem with their American Express Card. This service is primarily available in three markets--Atlanta, Washington, D.C.
          and San Francisco. The service enables Cardmembers to enjoy personalized savings. They can view offers online, and then use their American Express card at the merchant and receive savings on their American Express statement. The service also allows merchants flexibility in how they make and change their offers.
          This service is an example of the strength in our closed loop network, and our ability to leverage our relationship with both Cardmembers and merchants. In the coming months, we plan to expand Online Extras by continuing to roll-out in key U.S.
          markets, integrating offers into our high traffic areas and enhancing the service features. We also intend to expand the service by making offers within a network of partner sites, with Ticketmaster Online--Citysearch being the first one.


Priorities for the Future
-------------------------
     - One of our priorities is to expand our international activities and better serve our non-U.S. customers. We already have 11 international sites in 7 different languages. A number of the sites are only informational at this time.
     - We are ramping up our efforts outside the U.S. Transactional applications such as Check Your Bill or Pay By Computer are planned for launch next year in the U.K., Hong Kong, Australia and Germany.
     - With respect to our online capabilities internationally, we expect a full range of applications and content to evolve over time, perhaps at an even faster pace than in the U.S. as we take advantage of our learnings.
     - We are furthest along in our Corporate Services area internationally. The AXI travel application has been or will be rolled out to 9 countries by the end of the year. By next year we expect many of our transactional and servicing capabilities, such as those available as part of American Express @ Work, to be available overseas.
     - Our intention is to eventually get to full global capability across all of our markets and products. We understand, however, that we will have to shape our plans to fit local interests and needs of customers.
     - We also have a goal to provide full online travel planning and booking capabilities - another area of our expertise and one part of our company heritage. We expect to reach the point where individuals log onto our website not just to book their travels, but to customize travel planning information based on their own specific needs and interests. This area is important to the American Express name and we intend to excel at it.
     - Another goal is to have both broad and deep financial service products. A complete package, some of which we already have today, would build off our Financial Direct brokerage and Membership Banking foundation to handle a full range of basic investment transactions.
          - It would also include a selection of advice tools and services, which could be utilized by a range of individuals including the true "do it yourselfers", and those who prefer to use a financial advisor, but also wish to conduct some of their business online
          - We would also supply news, research, planning tools, portfolio reporting and the like to individuals, as well as to advisors and their clients.
          - The focus of our financial services hub will be to provide not just raw information and transactional capabilities but relevant financial advice that can add value to a person's portfolio and to their life.
     - We will also look to leverage our closed loop network, linking our merchants and customers with online offers and services. By drawing on our relationships with our merchants, and then using our own targeted marketing offers and the technology of the internet, we can increase the business of our service establishments while providing exceptional value to our cardmembers.

Challenges Presented by the Internet Environment
------------------------------------------------
     - Reaching our point of arrival will not be easy, and will clearly present significant challenges that will test our resolve, our tactics and our thinking.
     - One great challenge will be the speed of the internet environment and the need to learn and respond quickly - in "Web" years, which may be equivalent to about two months--rather than calendar years.
     - Flexibility to meet the needs of customers will be another great challenge. Customers will have the ability to immediately compare alternatives. Superior product and delivery will be essential. To succeed we will have to offer products and services on the customers' terms - deliver not only what they want but when and how they want it.
     - The internet will also bring an increased level of competition and decreased entry barriers. The economic models for internet businesses will not be the same as those that exist today, but what they will end up looking like is unclear.
     - There are major unresolved issues relating to the economics of the internet in terms of investment costs, revenue streams, customer acquisition costs and methods, among other issues. It is still unclear how to make money in the brave new internet world, and for companies from the physical world like us, who are "burdened" by the revenues and profits they generated in the past and the requirement to continue delivering them, there will be a great challenge for creative thinking around potential revenue sources and cost structure to succeed on both the top line and bottom line.
     - Maintaining an open mind and accepting change brought on by the internet will perhaps be the hardest challenge for businesses to overcome - and the willingness to be the first to cannibalize one's own existing business to succeed in the online world. This will require clear communication, the elimination of internal silos and exceptional organization discipline.


American Express Assets and Strengths
-------------------------------------
     - We believe American Express is one of the physical world companies that can succeed in the internet world.
     - The assets that we believe will be valuable in pursuing an internet strategy include our brand; customer base; infrastructure and relationships with both merchants and consumers; a lack of infrastructure in certain areas, such as bricks and mortar or a compensation structure for advisors dependent on transaction commissions; and a global presence.
     - The skills that we believe will be valuable in our internet strategy include our partnership and outsourcing experience; experience in brand management and marketing and information and database management; and our commitment to the internet - our goal is to have a profitable internet business that transforms our Company.


IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

         Various forward-looking statements have been made in this Form 8-K Report. These forward-looking statements are subject to risks and uncertainties, including those identified below, which could cause actual results to differ materially from such statements. The words "believe", "expect", "anticipate", "optimistic", "intend", "aim", "will" or similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statements. Important factors that could cause actual results to differ materially from the Company's forward-looking statements, include, but are not limited to, the following: the ability of the internet to continue to expand consumer and commercial usage and evolve in a manner that is attractive to the Company's current and prospective customers and clients; the ability of the Company to: successfully leverage its assets and skills in the internet environment, such as its brand, customer base, international presence and marketing and data base management skills; effectively realign its organization and culture to coordinate all internet strategies company-wide; accelerate its time-to-market in developing new products and services; maintain flexibility in its approach and use of resources in order to meet its customers' needs in a quickly changing and extremely competitive environment; view its businesses according to new economic models not yet fully developed relating to investment costs, revenue streams, customer acquisition costs and other financial considerations, and effectively manage the Company's online strategy in accordance with such models to generate profitable results; drive the entire organization to accept the changes brought on by the internet as inevitable and to seek to adjust existing businesses to take advantage of such change; effectively use its resources to balance available investment spending with the earnings and revenue goals of the Company and properly trade off time-to-market considerations with the desire to provide full service online capabilities; roll out an international online program in a timely manner which accommodates the local needs, interests and requirements in many different markets; attract and retain qualified personnel necessary to develop and execute the Company's internet strategy; and adjust to unforeseeable events that require changes in the Company's strategy or development plan.